Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Ryan Reed
VP, Corporate Development, IR and FP&A
(765) 490-5664
ryan.reed@onewabash.com

Wabash Announces Second Quarter 2024 Results

▪Quarterly revenue of $551 million; within prior quarterly outlook range
▪Operating income of $44 million with operating margin of 7.9%
▪Quarterly diluted earnings per share of $0.64 exceeds prior quarterly outlook range
▪Total backlog of $1.3B; Q2 sequential reduction slightly more than usual seasonality
▪2024 revenue and EPS outlook ranges reduced to $2.0B - $2.2B and $1.50 - $1.60, respectively

LAFAYETTE, Ind. – July 24, 2024 – Wabash (NYSE: WNC), the innovation leader of connected solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended June 30, 2024.
The Company's net sales for the second quarter of 2024 were $550.6 million, reflecting a 19.8% decrease compared to the same quarter of the previous year. The Company achieved consolidated gross profit of $89.7 million, equivalent to 16.3% of sales. Operating income amounted to $43.8 million, representing 7.9% of sales for the quarter. Second quarter diluted earnings per share was $0.64.
As of June 30, 2024, total Company backlog stood at approximately $1.3 billion, a decrease of 28% compared to the first quarter of 2024 as new order activity slowed. While backlog has sequentially declined during the second quarter in each of the last five years, the reduction in 2024 was slightly more than prior years due to continued freight market weakness. Backlog expected to be shipped within the following 12-months amounted to approximately $1.0 billion as of June 30, 2024.
"While the demand environment has incrementally weakened during the first half of 2024, our team has executed well, as shown by second quarter EPS generation that exceeded our prior outlook range," said Brent Yeagy, president and chief executive officer. "We are in the process of demonstrating a new level of stability within our through-the-cycle financial performance thanks to the enhanced diversity of our first-to-final mile portfolio of transportation solutions and our complementary parts and services business. Our EPS outlook midpoint of $1.55 falls squarely in the middle of the financial performance of peak years like 2018 or 2019, reflecting the resilience we have built within our portfolio and the structural improvements we've made to our base business."
For the full-year ending December 31, 2024, the Company reduced its revenue outlook to a range of approximately $2.0 billion to $2.2 billion with a midpoint of $2.1 billion and reduced its EPS guidance to a range of $1.50 to $1.60 with a midpoint of $1.55.

“With greater information on customers' capital expenditure plans, we feel it's appropriate to reduce our full year guidance," explained Yeagy. "As we have continued to refine our financial outlook for the year, it's important to remember that the overarching theme remains unchanged: Wabash is on track to achieve the best financial performance on record during a correction in our industry. Furthermore, as we look to 2025, we anticipate that there is a wide range of potential market outcomes that will allow Wabash to generate year-on-year EPS growth given the strength we anticipate in TaaS specifically, Parts & Services more broadly, and our truck body business. Wabash has never been better positioned to capitalize on the next period of freight expansion. We are focused on continuing our progress toward achieving outsized strategic growth that is both more resilient and more profitable."

Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the second quarter of 2024 and 2023. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended June 30,	2024	2023
New Units Shipped
Trailers	9,245	11,825
Truck bodies	3,925	4,025

	Transportation Solutions		Parts & Services
Three Months Ended June 30,	2024	2023	2024	2023
	(Unaudited, dollars in thousands)
Net sales	$498,705	$630,682	$54,901	$62,066
Gross profit	$74,675	$133,945	$14,969	$17,082
Gross profit margin	15.0%	21.2%	27.3%	27.5%
Income from operations	$56,918	$115,806	$12,087	$12,937
Income from operations margin	11.4%	18.4%	22.0%	20.8%
During the second quarter, Transportation Solutions generated net sales of $498.7 million, a decrease of 20.9% compared to the same quarter of the previous year. Operating income for the quarter amounted to $56.9 million, representing 11.4% of sales.
Parts & Services' net sales for the second quarter were $54.9 million, a decrease of 11.5% compared to the prior year quarter. Operating income for the quarter amounted to $12.1 million, or 22.0% of sales.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including adjusted EBITDA, free cash flow, adjusted operating income and margin, adjusted net income attributable to common stockholders, adjusted diluted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of adjusted EBITDA to net income, the most comparable GAAP financial measure, is included in the tables following this release.

Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash used in operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted operating income and margin, non-GAAP financial measures, exclude certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating income margin is calculated by dividing adjusted operating income by total net sales. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect no adjustments for any period presented. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net income attributable to common stockholders and adjusted diluted earnings per share to net income attributable to common stockholders and diluted earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking Adjusted EBITDA, Adjusted Operating Income, Adjusted Operating Income Margin, Free Cash Flow, Adjusted EBITDA Margin, and Adjusted EPS to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
Second Quarter 2024 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Wednesday, July 24, 2024, beginning at 12:00 p.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website at www.onewabash.com. The conference call will also be accessible by dialing (800) 715-9871, conference ID 9986205. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About
Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$77,285	$179,271
Accounts receivable, net	243,248	182,990
Inventories, net	272,926	267,635
Prepaid expenses and other	50,506	51,457
Total current assets	643,965	681,353
Property, plant, and equipment, net	331,744	325,444
Goodwill	188,423	188,409
Intangible assets, net	80,269	86,418
Investment in unconsolidated entity	—	1,647
Other assets	94,911	79,543
Total assets	$1,339,312	$1,362,814
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	175,483	156,608
Other accrued liabilities	147,873	195,601
Total current liabilities	323,356	352,209
Long-term debt	396,800	396,465
Deferred income taxes	13,219	17,013
Other non-current liabilities	55,146	47,028
Total liabilities	788,521	812,715
Commitments and contingencies
Noncontrolling interest	366	603
Wabash National Corporation stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 44,225,215 and 45,393,260 shares outstanding, respectively	781	774
Additional paid-in capital	684,504	677,886
Retained earnings	443,734	403,923
Accumulated other comprehensive losses	(2,101)	(428)
Treasury stock at cost, 33,904,416 and 32,128,755 common shares, respectively	(576,493)	(532,659)
Total Wabash National Corporation stockholders' equity	550,425	549,496
Total liabilities, noncontrolling interest, and equity	$1,339,312	$1,362,814

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$550,610	$686,620	$1,065,886	$1,307,572
Cost of sales	460,952	535,593	899,782	1,040,518
Gross profit	89,658	151,027	166,104	267,054
General and administrative expenses	33,969	37,318	70,642	73,358
Selling expenses	7,936	7,194	14,978	14,078
Amortization of intangible assets	2,993	3,203	6,149	6,406
Impairment and other, net	997	2	997	2
Income from operations	43,763	103,310	73,338	173,210
Other income (expense):
Interest expense	(4,948)	(4,987)	(9,936)	(9,981)
Other, net	1,572	475	3,181	862
Other expense, net	(3,376)	(4,512)	(6,755)	(9,119)
Loss from unconsolidated entity	(1,415)	—	(2,901)	—
Income before income tax expense	38,972	98,798	63,682	164,091
Income tax expense	9,768	24,324	16,191	38,221
Net income	29,204	74,474	47,491	125,870
Net income attributable to noncontrolling interest	246	146	366	329
Net income attributable to common stockholders	$28,958	$74,328	$47,125	$125,541

Net income attributable to common stockholders per share:
Basic	$0.65	$1.57	$1.04	$2.64
Diluted	$0.64	$1.54	$1.03	$2.58
Weighted average common shares outstanding (in thousands):
Basic	44,896	47,452	45,139	47,610
Diluted	45,365	48,373	45,751	48,737

Dividends declared per share	$0.08	$0.08	$0.16	$0.16

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$47,491	$125,870
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation	20,306	13,760
Amortization of intangibles	6,149	6,406
Net loss on sale of property, plant and equipment	—	2
Deferred income taxes	(3,763)	6,653
Stock-based compensation	6,618	5,681
Non-cash interest expense	478	477
Equity in loss of unconsolidated entity	2,901	—
Accounts receivable	(60,258)	23,829
Inventories	(5,291)	(98,600)
Prepaid expenses and other	995	(9,148)
Accounts payable and accrued liabilities	(25,292)	69,793
Other, net	3,278	1,608
Net cash (used in) provided by operating activities	(6,388)	146,331
Cash flows from investing activities
Cash payments for capital expenditures	(36,288)	(55,820)
Expenditures for revenue generating assets	—	(3,244)
Investment in unconsolidated entity	(7,100)	—
Net cash used in investing activities	(43,388)	(59,064)
Cash flows from financing activities
Proceeds from exercise of stock options	7	155
Dividends paid	(7,775)	(8,366)
Borrowings under revolving credit facilities	431	103,731
Payments under revolving credit facilities	(431)	(103,731)
Debt issuance costs paid	(5)	(102)
Stock repurchases	(43,834)	(37,896)
Distribution to noncontrolling interest	(603)	(512)
Net cash used in financing activities	(52,210)	(46,721)
Cash and cash equivalents:
Net (decrease) increase in cash, cash equivalents, and restricted cash	(101,986)	40,546
Cash, cash equivalents, and restricted cash at beginning of period	179,271	58,245
Cash, cash equivalents, and restricted cash at end of period	$77,285	$98,791
Supplemental disclosures of cash flow information:
Cash paid for interest	$9,394	$9,545
Net cash paid for income taxes	$23,664	$40,905
Period end balance of payables for property, plant, and equipment	$5,474	$18,362

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended June 30,	2024	2023
Units Shipped
New trailers	9,245	11,825
New truck bodies	3,925	4,025
Used trailers	20	15

Three Months Ended June 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2024
New Trailers	$383,145	$—	$(681)	$382,464
Used Trailers	—	1,144	—	1,144
Components, parts and service	—	34,453	—	34,453
Equipment and other	115,560	19,304	(2,315)	132,549
Total net external sales	$498,705	$54,901	$(2,996)	$550,610
Gross profit	$74,675	$14,969	$—	$89,644
Income (loss) from operations	$56,918	$12,087	$(25,242)	$43,763
Adjusted income (loss) from operations[1]	$56,918	$12,087	$(25,242)	$43,763

2023
New Trailers	$523,537	$—	$(2,002)	$521,535
Used Trailers	—	517	—	517
Components, parts and service	—	39,794	—	39,794
Equipment and other	107,145	21,755	(4,126)	124,774
Total net external sales	$630,682	$62,066	$(6,128)	$686,620
Gross profit	$133,945	$17,082	$—	$151,027
Income (loss) from operations	$115,806	$12,937	$(25,433)	$103,310
Adjusted income (loss) from operations[1]	$115,806	$12,937	$(25,433)	$103,310

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Six Months Ended June 30,	2024	2023
Units Shipped
New trailers	17,745	23,610
New truck bodies	7,615	7,835
Used trailers	35	30

Six Months Ended June 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2024
New Trailers	$749,303	$—	$(1,501)	$747,802
Used Trailers	—	2,488	—	2,488
Components, parts and service	—	70,083	—	70,083
Equipment and other	219,830	31,564	(5,881)	245,513
Total net external sales	$969,133	$104,135	$(7,382)	$1,065,886
Gross profit	$137,800	$28,304	$—	$166,104
Income (loss) from operations	$101,173	$22,607	$(50,442)	$73,338
Adjusted income (loss) from operations[1]	$101,173	$22,607	$(50,442)	$73,338

2023
New Trailers	$1,008,785	$—	$(2,364)	$1,006,421
Used Trailers	—	1,056	—	1,056
Components, parts and service	—	75,476	—	75,476
Equipment and other	199,968	32,674	(8,023)	224,619
Total net external sales	$1,208,753	$109,206	$(10,387)	$1,307,572
Gross profit	$237,549	$29,505	$—	$267,054
Income (loss) from operations	$202,922	$22,146	$(51,858)	$173,210
Adjusted income (loss) from operations[1]	$202,922	$22,146	$(51,858)	$173,210

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating Income[1]	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Transportation Solutions
Income from operations	$56,918	$115,806	$101,173	$202,922
Adjustments:
N/A	—	—	—	—
Adjusted operating income	56,918	115,806	101,173	202,922

Parts & Services
Income from operations	12,087	12,937	22,607	22,146
Adjustments:
N/A	—	—	—	—
Adjusted operating income	12,087	12,937	22,607	22,146

Corporate
Loss from operations	(25,242)	(25,433)	(50,442)	(51,858)
Adjustments:
N/A	—	—	—	—
Adjusted operating loss	(25,242)	(25,433)	(50,442)	(51,858)

Consolidated
Income from operations	43,763	103,310	73,338	173,210
Adjustments:
N/A	—	—	—	—
Adjusted operating income	$43,763	$103,310	$73,338	$173,210

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Adjusted EBITDA[1]:	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$29,204	$74,474	$47,491	$125,870
Income tax expense	9,768	24,324	16,191	38,221
Interest expense	4,948	4,987	9,936	9,981
Depreciation and amortization	13,719	10,470	26,455	20,166
Stock-based compensation	3,372	2,915	6,618	5,681
Impairment and other, net	997	2	997	2
Other, net	(1,572)	(475)	(3,181)	(862)
Loss from unconsolidated entity	1,415	—	2,901	—
Adjusted EBITDA	$61,851	$116,697	$107,408	$199,059

Adjusted Net Income Attributable to Common Stockholders[2]:	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to common stockholders	$28,958	$74,328	$47,125	$125,541
Adjustments:
Adjusted net income attributable to common stockholders	$28,958	$74,328	$47,125	$125,541

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Diluted earnings per share	$0.64	$1.54	$1.03	$2.58
Adjustments:
Adjusted diluted earnings per share	$0.64	$1.54	$1.03	$2.58

Weighted average diluted shares outstanding (in thousands)	45,365	48,373	45,751	48,737

1 Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect no adjustments for any period presented.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$11,022	$76,847	$(6,388)	$146,331
Cash payments for capital expenditures	(17,103)	(24,397)	(36,288)	(55,820)
Expenditures for revenue generating assets	—	(3,244)	—	(3,244)
Free cash flow[1]	$(6,081)	$49,206	$(42,676)	$87,267

1 Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash (used in) provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended June 30,	2024	2023	2024	2023
Income from operations	$56,918	$115,806	$12,087	$12,937
Depreciation and amortization	12,093	9,379	529	553
Impairment and other, net	(4)	2	—	—
Other, net	—	—	(14)	—
Adjusted segment EBITDA	$69,007	$125,187	$12,602	$13,490

Adjusted segment EBITDA margin	13.8%	19.8%	23.0%	21.7%

	Transportation Solutions		Parts & Services
Six Months Ended June 30,	2024	2023	2024	2023
Income from operations	$101,173	$202,922	$22,607	$22,146
Depreciation and amortization	23,411	18,007	1,075	1,049
Impairment and other, net	(4)	2	—	—
Other, net	14	—	(13)	—
Adjusted segment EBITDA	$124,594	$220,931	$23,669	$23,195

Adjusted segment EBITDA margin	12.9%	18.3%	22.7%	21.2%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.